Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of April 28, 2017, is made by and between ELITE PHARMACEUTICALS, INC., a Nevada corporation (the “Company”), and Nasrat Hakim (the “Holder” and, along with the Company, the “Parties”), as a holder of the Hakim Shares (as defined below).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange (the “Exchange”) 158,017,321 shares (the “Hakim Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) owned by the Holder for 24.0344 shares of the Company’s new Series J Convertible Preferred stock (the “Series J Preferred Shares”) and Warrants to purchase an aggregate of 79,008,661 shares of the Company’s Common Stock (the “Warrants” and, with the above number of Series J Preferred Shares, the “New Hakim Securities”); and the Holder desires to effect the Exchange as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.            The Exchange. The Company and the Holder hereby agree that at the Closing referred to below, the Holder will exchange all of the Hakim Shares for the New Hakim Securities. The forms of Certificate of Designations for the Series J Preferred Shares and the Warrant are attached hereto as Exhibits A and B, respectively.

2.            Closing. Upon satisfaction of the conditions set forth below, a closing shall occur at the principal offices of the Company, or such other location as the parties shall mutually agree. At Closing, the following conditions shall be met: (i) the Holder shall deliver a stock power or such other documentation required by the Company’s transfer agent to transfer the Hakim Shares (which all are in book entry form at the Company’s transfer agent) to the Company; and (ii) the Company shall deliver to the Holder a Series J Convertible Preferred stock certificate representing the Series J Preferred Shares to be issued to the Holder under this Agreement and a Warrant, both in the name of the Holder.

3.           Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.            Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the closing to the Company as follows:

a.           Authorization; Enforcement.  The Holder has the requisite individual or corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Warrant, and each of any other agreements entered into by the Parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and otherwise to carry out his obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Holder and the consummation by him of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder.  This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.          Except as provided under applicable securities laws, the Hakim’s Shares are free of restrictions on transfer, rights of redemption, rescission rights or other restrictions whatsoever. The Holder is the sole record, legal and beneficial owner of the Hakim’s Shares. The Holder has good and valid title to the Hakim’s Shares owned by him, free and clear of any liens. No person or entity other than the Holder has any power or right, whether or not shared with any other Person, to dispose of or direct the disposition of any of the Hakim’s Shares or to vote or direct the voting of any of the Hakim’s Shares. The Holder has not made any prior transfer or conveyance of any portion of the Hakim’s Shares or of any interest therein.

c.           Tax Advisors. Each Party shall be responsible for their own tax liabilities, if any, that may result from the transactions contemplated by this Agreement.

d.           Information Regarding the Holder. the Holder is an “accredited investor”, as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

e.           Legend. The Holder understands that because the Hakim Shares were issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws and are restricted securities, the New Hakim Securities also will be restricted securities and the certificates therefor shall bear a restrictive legend in substantially the following form:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE [EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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f.           Restricted Securities. The Holder understands that: (i) the New Hakim Securities and, for the purposes of this paragraph, the shares of Common Stock issuable upon conversion or exercise of the New Hakim Securities, have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such New Hakim Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such New Hakim Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the New Hakim Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the New Hakim Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the New Hakim Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

5.            Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

a.           Authorization; Enforcement. Except for the limitation on issuing shares of Common Stock set forth in Section 6 of this Agreement, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Exchange Documents and otherwise to carry out its obligations hereunder and thereunder.  Except for the limitation on issuing shares of Common Stock set forth in Section 6 of this Agreement, the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s shareholders in connection therewith. This Agreement and any Exchange Documents have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, except for the limitation on issuing shares of Common Stock set forth in Section 6 of this Agreement, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.          Organization and Qualification. Each of the Company and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means, other than the Company’s inability to increase the number of authorized shares of Common Stock as described in Section 6 of this Agreement or any limitations or adverse effects resulting therefrom, any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents. Other than its Subsidiaries, there is no Person (as defined below) in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

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c.           No Conflict. Except for the limitation on issuing shares of Common Stock set forth in Section 6 of this Agreement, the execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Hakim Securities will not (i) result in a violation of the Articles of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

d.           No Consents. Except for the required increase in authorized shares of Common Stock required to permit full conversion of the Series J Preferred Shares and full exercise of the Warrants as set forth in Section 6 of this Agreement, (i) neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof and (ii) all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

e.           Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Hakim Securities is exempt from registration under the Securities Act. The offer and issuance of the New Hakim Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Company covenants and represents to the Holder that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by the Exchange Documents.

f.            Issuance of New Hakim Securities. Except for the limitation on issuing shares of Common Stock set forth in Section 6 of this Agreement, the issuance of the New Hakim Securities and the Shares of Common Stock issuable upon conversion and exercise thereof, are duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof.

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g.           Transfer Taxes. As of the date of this Agreement, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the New Hakim Securities to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

6.           Additional Acknowledgments of the Holder Concerning the Limitation of Authorized Shares of Common Stock. The Holder acknowledges that, as of the date of this Agreement there is not a sufficient number of authorized shares of Common Stock (that are not issued, outstanding or reserved for issuance) available to effect the conversion of the Series J Preferred Shares being issued to the Holder and/or the exercise of the Warrants. The Company represents that it shall use its best efforts to obtain Shareholder Approval (as defined below) within two (2) years of the date of first issuance of the New Hakim Securities to permit the full conversion of the Series J Preferred Shares being issued to the Holder and the full exercise of the Warrants and, if Shareholder Approval is not obtained due to an insufficient number of shareholder votes for passage, the Company shall continue to solicit for Shareholder Approval annually thereafter. “Shareholder Approval” means the vote of Company shareholders, as may be required by Nevada law, to approve an increase in the number of authorized shares of Common Stock without a corresponding decrease in the par value thereof to permit full conversion of the Series J Preferred Shares and full exercise of the Warrants. Notwithstanding anything to the contrary in this Agreement, all representations and warranties of the Company set forth herein are subject to the limitations and requirements set forth in Section 6 of this Agreement. The Holder acknowledges that should the Company not be able to obtain such Shareholder Approval, the Holder will not be able to convert the Series J Preferred Shares being issued to the Holder and/or exercise the Warrants.

7.           Miscellaneous.

a.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

b.           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Exchange Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Exchange Documents (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New Jersey. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New Jersey for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Exchange Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party hereto shall commence an action or proceeding to enforce any provisions of the Exchange Documents, then, the prevailing Party in such Action or Proceeding shall be reimbursed by the non-prevailing Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

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c.           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d.           Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e.           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address, respectively, as set forth below at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address, respectively, as set forth below on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. A “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. The address for such notices and communications are as follows:

If to the Company:

Elite Pharmaceuticals, Inc.

165 Ludlow Avenue,

Northvale, New Jersey 07647

Attention: Chief Financial Officer

Fax No.: (201) 750-2755

Authorized E-mail address: CWard@elitepharma.com

With a copy to (which shall not constitute notice):

Richard Feiner, Esq.

Wall Street Plaza

88 Pine Street

12th Floor

New York, NY 10005

Facsimile No.: (917) 720-0863

Authorized E-mail address: RFeiner@silverfirm.com

If to the Holder, to the address set forth on the signature page of the Holder.

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f.            Expenses. The Parties hereto shall pay their own costs and expenses in connection herewith.

g.           Entire Agreement; Amendments. This Agreement and the Exchange Documents constitute the entire agreement between the Parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the Parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all Parties, or, in the case of a waiver, by the Party waiving compliance. Except as expressly stated herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h.           Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

ELITE PHARMACEUTICALS, INC.

By:	/s/ Carter Ward
Name: Carter Ward
Title: Chief Financial Officer

HOLDER:

/s/ Nasrat Hakim
Nasrat Hakim

Address for Notices

Facsimile No.:

Authorized E-mail address:

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Exhibit A

Certificate of Designations for the Series J Preferred Shares

CERTIFICATE OF DESIGNATION

of

SERIES J CONVERTIBLE PREFERRED STOCK

of

ELITE PHARMACEUTICALS, INC.,

(Pursuant to Section 78.1955 of the
Nevada Revised Statutes)

Elite Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Nevada (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the board of directors of the Corporation as required by Section 78.1955 of the Nevada Revised Statutes at a meeting of the Directors on April 28, 2017:

RESOLVED, that pursuant to the authority granted to and vested in the board of directors of the Corporation (the “Board”) in accordance with the provisions of the Articles of Incorporation of the Corporation, as currently in effect, the Board hereby creates a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows (with all terms not otherwise defined having the meaning set forth in Section 9 of the Certificate of Designation or, if not defined therein, in the Exchange Agreement):

Series J Convertible Preferred Stock:

Section 1. Designation, Amount and Stated Value. The shares of such series shall be designated as “Series J Convertible Preferred Stock” (the “Series J Preferred Stock”) and the number of shares constituting the Series J Preferred Stock shall be Fifty (50) and stated value of each share of Series J Preferred Stock shall be equal to $1,000,000 (One million dollars) (the "Stated Value"). Such number of shares may be increased or decreased by resolution of the board of directors; provided, that no decrease shall reduce the number of shares of Series J Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series J Preferred Stock.

Section 2. Dividends, Distributions and Rank.

(a) Solely during any Dividend Entitlement Period, holders of Series J Preferred Stock (the “Holders”)s shall be entitled to receive, and the Corporation shall pay, dividends at the rate per share (as a percentage of the Stated Value per share) of 20% per annum, payable quarterly, in arrears, on January 1, April 1, July 1 and October 1, (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each such date, a "Dividend Payment Date") in cash or duly authorized, validly issued, fully paid and non-assessable shares of Series J Preferred Stock as set forth in this Subsection (a), or a combination thereof (the amount to be paid in shares of Series J Preferred Stock, the "Dividend Share Amount"). The form of dividend payments to each Holder shall be made, at the option of the Holders, (i) in cash, to the extent that funds are legally available for the payment of dividends in cash, (ii) in shares of Series J Preferred Stock, or (iii) a combination thereof. Dividends on the Series J Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily during the Dividend Commencement Period, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Series J Preferred Stock held by each Holder on such Dividend Payment Date. No Holder is entitled to receive any Dividends and the Company is not obligated to pay any Dividends to any Holder other than during a Dividend Entitlement Period.

(b) The Series J Preferred Stock shall rank senior to the Common Stock with respect to the payment of dividends and pari passu to the Common Stock with respect to liquidation, dissolution or winding up of the Corporation.

(c) So long as any Series J Preferred Stock shall remain outstanding, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends payable pursuant to the Series H Preferred Stock or any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series J Preferred Stock with respect to dividends) unless the Holders shall first receive, or simultaneously receive, a dividend on each outstanding share of Series J Preferred Stock in an amount equal to the dividend the Holders would have been entitled to receive upon conversion, in full, of one share of Series J Preferred Stock immediately prior to the record date for determination of holders entitled to receive such dividend regardless of whether an Authorized Share Deficiency Exists.

Section 3. Voting Rights. The Holders of shares of Series J Preferred Stock shall have the following voting rights:

(a) On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series J Preferred Stock held by the Holder are convertible as of the record date for determining the shareholders entitled to vote on such matter regardless of whether an Authorized Share Deficiency Exists.

(b) Except as otherwise provided herein, in any other certificate of designations creating a series of Preferred Stock or any similar stock, or by law, the Holders and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(c) Except as set forth herein, or as otherwise provided by law, Holders shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Conversion at the Option of the Holder.

(a) Conversion. Each share of Series J Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 4(c)), at the option of the Holder, on any Conversion Date, by dividing the Stated Value of such share of Series J Preferred Stock by the Conversion Price.

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(b) Conversion Price. The conversion price for the Series J Preferred Stock shall equal $0.1521, subject to adjustment herein (the “Conversion Price ”).

(c) Conversion Restrictions. Anything set forth herein to the contrary notwithstanding, if, upon any Conversion Date there is not a sufficient number of authorized shares of Common Stock (that are not issued, outstanding or reserved for issuance) available to effect the entire conversion of the then outstanding shares of Series J Preferred Stock and the then outstanding common stock purchase warrants issued in conjunction therewith (an “Authorized Share Deficiency”), such conversion shall not exceed the Issuable Maximum; however, the Corporation shall use its best efforts to obtain Shareholder Approval within two (2) years of the date of first issuance of Series J Preferred Stock to permit the balance of the conversion. If Shareholder Approval is not obtained due to an insufficient number of shareholder votes for passage, the Corporation shall continue to solicit for Shareholder Approval annually thereafter.

(d) Mechanics of Conversion.

(i) A Holder shall effect conversions under Section 4(a) by delivering to the Corporation a Conversion Notice. Promptly after receipt by the Corporation of a Conversion Notice, the Corporation shall (A) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in the name of the Holder a certificate for the Conversion Shares or (B) instruct the Corporation’s transfer agent to issue such Conversion Shares in book entry form and promptly notify Holder of same. The Holder shall be deemed to have become holder of record of such Conversion Shares as of the Conversion Date.

(ii) Conversion Shares shall be restricted securities, not transferable unless registered under the Securities Act of 1933 or such transfer is permitted pursuant to an exemption from such registration under such Act.

(e) Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share.

(f) Transfer Taxes. The issuance of certificates for Conversion Shares on conversion of the Series J Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series J Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 5. Reacquired Shares. Any shares of Series J Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other certificate of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

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Section 6. Liquidation, Dissolution or Winding Up.

(a) Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), each Holder shall be entitled to receive for each share of Series J Preferred Stock, pari passu and pro rata with the holders of Common Stock, out of the assets, whether capital or surplus, of the Corporation an amount equal to the amount distributable with regard to the number of whole shares of Common Stock into which the shares of Series J Preferred Stock held by the Holder are convertible as of the date of the Liquidation regardless of whether an Authorized Share Deficiency Exists.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Amount, then remaining assets shall be distributed ratably to the Holders and the holders of the Common Stock, in proportion to their Common Stock Equivalency.

Section 7. Certain Adjustments.

(a) Stock Dividends and Splits. If the Corporation, at any time while the Series J Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents; (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Dilutive Issuances. If the Corporation or any Subsidiary thereof, at any time while this Series J Preferred Stock is outstanding, sells or grants any option to purchase or sells or grants any right to reprice its securities (other than any Common Stock or Common Stock Equivalents in connection with an Exempt Issuance), entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price (any such issuance, a “Dilutive Issuance ”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price, such issuance shall be deemed to have occurred for less than the then applicable Conversion Price on such date of the Dilutive Issuance), then the then applicable Conversion Price shall be reduced to a price determined by multiplying the then applicable Conversion Price by a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (ii) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (iii) the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then applicable Conversion Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (2) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (3) the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of any issuance as to which the Holders of a majority of the then issued and outstanding shares of Series J Preferred Stock have provided their written approval. The Corporation shall notify the Holders in writing, no later than five (5) Business Days following a Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice ”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holders accurately refer to the adjusted Conversion Price in the Notice of Conversion.

Execution Version	Page 12

(c) Pro Rata Distributions. If the Corporation, at any time while there are any shares of Series J Preferred Stock issued or outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock described in Section 7(b)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then, at the request of any Holder delivered before the 90th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Corporation will deliver to any such Holder, within five (5) Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that any such Holder would have been entitled to receive in respect of the Conversion Shares for which the shares of Series J Preferred Stock could have been converted immediately prior to such record date regardless of whether an Authorized Share Deficiency then existed. If such Distributed Property is not delivered to any such Holder pursuant to the preceding sentence, upon any conversion by any such Holder of his or her shares of Series J Preferred Stock that occurs after such record date, any such Holder shall be entitled to receive, in addition to the Conversion Shares otherwise issuable upon such conversion, the Distributed Property that any such Holder would have been entitled to receive in respect of such number of Conversion Shares had any such Holder been the record holder of such Conversion Shares immediately prior to such record date.

(d) Fundamental Changes. If, at any time while there are any shares of Series J Preferred Stock issued or outstanding, (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person (other than the Holder), (ii) the Corporation or the Subsidiary effects any sale of all or substantially all of either of their assets in one or more transactions (other than to the Holders), (iii) any tender offer or exchange offer (whether by the Corporation or another Person other than the Holders) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock described in Section 7(a)) (in any such case, a “Fundamental Change”), then, conversion of Series J Preferred Stock is permitted, even if such Fundamental Change occurs earlier than three years after the Original Issue Date and even if an Authorized Share Deficiency exists, and upon any subsequent conversion of Series J Preferred Stock, any Holder thereof shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change and regardless of whether an Authorized Share Deficiency then existed, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Change, then such Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of shares of such Holders Series J Preferred Stock following such Fundamental Change.

Execution Version	Page 13

(e) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/10,000th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 7, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to each Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

Section 8. No Redemption. The shares of Series J Preferred Stock shall not be redeemable.

Section 9. Definitions.

(a) “Alternate Consideration” shall have the meaning set forth in Section 7(d).

(b) “As Converted Common Stock” means the sum of the total number of shares of Common Stock issued and outstanding plus the total number of shares of Common Stock into which all issued and outstanding shares of Series J Preferred Stock is convertible (regardless of whether an Authorized Share Deficiency then existed).

(c) “Authorized Share Deficiency” shall have the meaning set forth in Section 4(c).

(d) “Certificate of Designations” means the Certificate of Designation of Series J Preferred Stock.

(e) “Common Stock” means the Corporation’s common stock, par value $0.001 per share.

(f) Common Stock Equivalency” means (i) for holders of Common Stock, the percentage obtained by dividing the number of shares of Common Stock owned by such holders by the As Converted Common Stock, and (ii) for the Holders, the percentage obtained by dividing the number of shares of Common Stock into which such Holder’s Series J Preferred Stock is convertible (regardless of whether an Authorized Share Deficiency exists) by the As Converted Common Stock.

(g) "Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, Common Stock.

(h) “Conversion Date” means the date, subject to the provisions of Section 7(d), that is the earlier of (i) the date that Shareholder Approval is obtained and the requisite corporate action has been effected; or (ii) not less than three years subsequent to the Original Issue Date on which any Conversion Notice is received by the Corporation pursuant to Section 4(d).

Execution Version	Page 14

(i) “Conversion Notice” means a written instruction from a Holder to the Corporation stating the Holder’s conversion of all or a portion of such Holder’s shares of Series J Preferred Stock and indicating the number of shares of Series J Preferred Stock being so converted, with the form of such instructions attached hereto as Annex A.

(j) “Conversion Price” shall have the meaning set forth in Section 4(b).

(k) “Conversion Shares” means the number of shares of Common Stock issuable upon conversion of Series J Preferred Stock.

(l) “Dilutive Issuance” shall have the meaning set forth in Section 7(b).

(m) “Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).

(n) “Distributed Property” shall have the meaning set forth in Section 7(c).

(o) “Dividend Commencement Date” means the date that is the fourth anniversary of the Original Issue Date, provided that, on such date, an Authorized Share Deficiency exists.

(p) “Dividend Entitlement Period” means any period of time during which an Authorized Shared Deficiency exists commencing on or after the Dividend Commencement Date and ending upon such date that an Authorized Shared Deficiency no longer exists.

(q) “Dividend Payment Date” shall have the meaning set forth in Section 2(a).

(r) “Dividend Share Amount” shall have the meaning set forth in Section 2(a).

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) "Exchange Agreement” means the Exchange Agreement, dated as of April 28, 2017, to which the Corporation and Nasrat Hakim are parties, as amended, modified or supplemented from time to time in accordance with its terms.

(u) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to (i) any stock or option plan duly adopted by a majority of the non-employee members of the Board or a majority of members of a committee of non-employee directors established for such purpose or (ii) employment agreements with Company employees or (iii) consulting agreements entered into by the Company; (b) securities upon the exercise or exchange of or conversion of any Securities issued pursuant to the Exchange Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Exchange Agreement, provided that such securities have not been amended since the date of the Exchange Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (d) any equity line transactions entered into between the Company and Lincoln Park Capital Fund, LLC during the calendar year ended December 31, 2017.

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(v) “Fundamental Change” shall have the meaning set forth in Section 7(d).

(w) “Liquidation” shall have the meaning set forth in Section 6.

(x) “Issuable Maximum” means, for purposes of Section 4(c), the balance of authorized shares of Common Stock that are not issued, outstanding or reserved for issuance to permit conversion of all of the then outstanding shares of Series J Preferred Stock and the exercise of all of the then outstanding common stock warrants issued in conjunction therewith.

(y) "Original Issue Date” means the date of the first issuance of any shares of the Series J Preferred Stock.

(z) “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization or other entity.

(aa) “Series J Preferred Stock” shall have the meaning set forth in Section 1.

(bb) “Shareholder Approval” means the vote of Corporation shareholders, as may be required by Nevada law, to approve an increase in the number of authorized shares of Common Stock to permit conversion of all of the then outstanding shares of Series J Preferred Stock and the exercise of all of the then outstanding common stock warrants issued in conjunction therewith in excess of the Issuable Maximum without a corresponding decrease in the par value thereof.

(cc) "Stated Value” shall have the meaning set forth in Section 1.

(dd) “Subsidiary” means Elite Laboratories, Inc., a Delaware corporation.

(ee) “Trading Days” means any day that the principal Trading Market upon which the Common Stock trades or is quoted is open.

(ff) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE MKT, the NYSE, OTCBB, OTCQB or OTCQX (or any successors to any of the foregoing).

[Signature page follows]

Execution Version	Page 16

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation as of April 28, 2017.

ELITE PHARMACEUTICALS, INC.

/s/ Carter J. Ward
Carter J. Ward, CFO

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ANNEX A

CONVERSION NOTICE

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES J PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series J Convertible Preferred Stock indicated below into shares of common stock, par value US$0.001 per share (the “Common Stock”), of Elite Pharmaceuticals Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation. No fee will be charged to the Holder for any conversion, except for any such transfer taxes.

A	Date to Effect Conversion	:
B	Number of shares of Series J Preferred Stock owned prior to conversion	:
C	Number of shares of Series J Preferred Stock to be converted	:
D	Stated Value as per Section 1	:
E	Total Stated Value of shares of Series J Preferred Stock to be converted (C x D)	:
F	Applicable conversion price	:
G	Number of shares of Common Stock to be issued pursuant to this conversion of Series J Preferred Stock (E ÷ F)	:
H	Number of shares of Series J Preferred Stock subsequent to conversion (B-C)	:

HOLDER:	By:

Name:

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Exhibit B

Form of Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

COMMON STOCK PURCHASE WARRANT

Elite Pharmaceuticals, inc.

Warrant Shares: 79,008,661	Issue Date: April 28, 2017

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Mr. Nasrat Hakim or his assigns (the “Holder”) is entitled, upon the terms and subject to the limitations (including, but not limited to, the Company obtaining shareholder approval to increase the number of the Company’s authorized shares of Common Stock to permit exercise of the Warrant as required by Section 2(g) below) and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date and on or prior to the close of business on the tenth (10) year anniversary of the Issue Date, or earlier as set forth in Section 5 below (the “Termination Date”) but not thereafter (the “Exercise Period”), to subscribe for and purchase from Elite Pharmaceuticals, Inc., a Nevada corporation (the “Company”), up to 79,008,661 shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.            Definitions.

a)	Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Exchange Agreement (the “Exchange Agreement”), dated April 28, 2017, among the Company and the Holder’s signatory thereto.

b)	“Initial Exercise Date” means the date, subject to the provisions of Section 3, that is the earlier of (i) the date that Shareholder Approval is obtained and the requisite corporate action has been effected; or (ii) April 28, 2020.

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c)	Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE MKT, the NYSE, OTCBB, OTCQB or OTCQX (or any successors to any of the foregoing).

d)	“Shareholder Approval” shall have the meaning set forth in 2(g).

Section 2.            Exercise

a)          Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto along with payment of the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, unless the cashless exercise procedure specified in Section 2(b) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)          This Warrant may also be exercised, at the sole discretion of the Holder, by means of a “cashless exercise”. The Holder shall, at the Holder’s discretion, be entitled to a receive either a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

A = the VWAP on the Trading Day immediately preceding the date of such cashless exercise election;

B = The Exercise Price of this Warrant, as adjusted; and

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X = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

“VWAP” means, the volume weighted average price of the Common Stock on the Trading Market as reported on the Trading Market.

OR

The cash value obtained by subtracting the then Exercise Price from the closing price of the Company’s Common Stock on the Trading Market, as permitted (provided such closing price is higher than the Exercise Price) and multiplying the difference by the number of shares exercised in the Notice of Exercise.

c)          Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.1521 , subject to adjustment hereunder (the “Exercise Price”).

d)          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise shall be rounded up to the next whole share.

e)          Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

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f)           Holder’s Exercise Limitations. Except for exercises of this Warrant by Mr. Nasrat Hakim and/or any entity for which Mr. Hakim would be deemed the beneficial owner for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such exercise as set forth on the applicable Notice of Exercise, such Holder (for purposes of this Section 2(f), “Holder” includes such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 2(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2(f) applies, the determination of whether the Warrants are convertible (in relation to other securities owned by such Holder together with any Affiliates) shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether the Warrants may be exercised (in relation to other securities owned by such Holder together with any Affiliates) and how many Warrants are exercised, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The "Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Warrants held by the Holder. By written notice to the Company, any Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder providing such written notice and not to any other Holder.

g)          Insufficient Authorized Share Limitation. If, upon of any Notice of Exercise there is not a sufficient number of authorized shares of Common Stock (that are not issued, outstanding or reserved for issuance) available to effect the entire exercise of this Warrant and conversion of the then outstanding shares of Series J Preferred Stock, such exercise shall not exceed the Issuable Maximum (as defined below); however, the Company shall use its best efforts to obtain Shareholder Approval (as defined below) within two (2) years of the date of first issuance of the Warrants to permit the balance of the exercise. If Shareholder Approval is not obtained due to an insufficient number of shareholder votes for passage, the Company shall continue to solicit for Shareholder Approval annually thereafter. “Issuable Maximum” means the balance of authorized shares of Common Stock that are not issued, outstanding or reserved for issuance to permit exercise of all of the then outstanding Warrants and conversion of the then outstanding shares of Series J Preferred Stock. “Shareholder Approval” means the vote of Company shareholders, as may be required by Nevada law, to approve an increase in the number of authorized shares of Common Stock to permit exercise of all of the then outstanding Warrants and conversion of the then outstanding shares of Series J Preferred Stock in excess of the Issuable Maximum without a corresponding decrease in the par value thereof. The Holder acknowledges that should there not be a sufficient number of authorized, unissued and unreserved shares of Common Stock to permit exercise of this Warrant prior to the Termination Date, it is possible that no shares will be issuable upon the exercise of this Warrant.

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Section 3.            Certain Adjustments.

a)          Dividends, etc. In case the Company shall, with respect to the holders of its Common Stock, (i) pay a Common Stock dividend or make a distribution to its stockholders in shares of Common Stock or other securities, (ii) split or subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect at the time of the record date for such dividend or on the effective date of such split, subdivision or combination, the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock, as the case may be) of the Company, at the same aggregate Exercise Price, that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, split, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

b)          Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, or by cashless exercise pursuant to Section 2(b), the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be.

c)          Reclassification, etc. If at any time after the Issue Date there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, or by cashless exercise pursuant to Section 2(b), the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

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d)          Subsequent Dilutive Issuances. If the Company at any time while this Warrant is outstanding, sells or grants any option to purchase or sells or grants any right to reprice its securities (other than any Common Stock or Common Stock Equivalents (as defined below) in connection with an Exempt Issuance (as defined below)), entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then applicable Exercise Price (any such issuance, a “Dilutive Issuance ”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the then applicable Exercise Price, such issuance shall be deemed to have occurred for less than the then applicable Exercise Price on such date of the Dilutive Issuance), then the then applicable Exercise Price shall be reduced to a price determined by multiplying the then applicable Exercise Price by a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (ii) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (iii) the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then applicable Exercise Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (2) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (3) the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 3(d) in respect of any issuance as to which the Holders Warrants representing a majority of the shares issuable upon exercise of the then remaining Warrants have provided their written approval. The Company shall notify the Holder in writing, no later than five (5) Business Days following a Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, Exercise Price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(d), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Warrant Shares based upon the adjusted Exercise Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Notice of Conversion. “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, Common Stock. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to (i) any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of members of a committee of non-employee directors established for such purpose or (ii) employment agreements with Company employees or (iii) consulting agreements entered into by the Company; (b) securities upon the exercise or exchange of or conversion of any Securities issued pursuant to the Exchange Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Exchange Agreement, provided that such securities have not been amended since the date of the Exchange Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (d) any equity line transactions entered into between the Company and Lincoln Park Capital Fund, LLC during the calendar year ended December 31, 2017.

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e)          Exchange Prohibition. If, the Holder submits a Notice of Exercise at a time when the Common Stock is listed for trading on a National Securities Exchange (as defined in the Exchange Act), Shareholder Approval has been obtained and the requisite corporate action has been effected and, the exercise pursuant the Notice of Exercise would not be permitted under the rules of such National Securities Exchange without further shareholder approval, the Holder shall receive, upon the delivery of such Notice of Exercise, in lieu of the shares issuable pursuant to such Notice of Exercise, the value obtained by subtracting the then Exercise Price from the closing price of the Company’s Common Stock on such National Securities Exchange (provided such closing price is higher than the Exercise Price) and multiplying the difference by the number of shares exercised in the Notice of Exercise.

f)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/10,000th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

g)          Notice to Holder Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email (as set forth on the signature page below) a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(1)          Section 4.  Transfer of Warrant.

a)          Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.e. and f. of the Exchange Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b)          New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)          Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)          Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the transfer restrictions provided by the Exchange Agreement, including those set forth in Section 4.e and f. thereof.

e)          Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that (i) it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act; and (ii) it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

Section 5.            Intentionally left blank.

Section 6.            Miscellaneous.

a)          No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2.

b)          Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

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d)          Authorized Shares. The Holder acknowledges that, as of the Original Issue Date and thereafter, as stated in Section 2(g) above, the Company does not have a sufficient number of authorized, unissued and unreserved shares of Common Stock to permit full exercise of this Warrant. The Holder further acknowledges that should there not be a sufficient number of authorized, unissued and unreserved shares of Common Stock to permit exercise of this Warrant prior to the Termination Date, it is possible that no shares will be issuable upon the exercise of this Warrant. The Company covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant, provided that there are adequate authorized and unreserved shares of Common Stock available for such exercise. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant, provided that there are a sufficient number of authorized shares of Common Stock (that are not issued, outstanding or reserved for issuance) available to effect the entire exercise of this Warrant, will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e)          Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Exchange Agreement.

f)           Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)          Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Exchange Agreement.

h)          Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

i)           Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

j)           Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

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k)          Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ELITE PHARMACEUTICALS, INC.

By:	/s/ Carter J. Ward
Carter J. Ward, CFO

Holder’s e-mail address:

Holder’s fax number:

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NOTICE OF EXERCISE

To: Elite Pharmaceuticals, inc.

1.	The undersigned hereby elects to purchase _______________________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

2.	Payment shall take the form of (check applicable box):

[   ] in lawful money of the United States; or

[ ] [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(b).

3.	Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

4.	Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)
Address:

(Please Print)
Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

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